Exhibit 10.1
MGP INGREDIENTS, INC.
SEPARATION AGREEMENT AND RELEASE OF CLAIMS

WHEREAS, this Separation Agreement and Release of Claims (“Agreement”) is dated as of November 4, 2008 and is by and between Brian Cahill (“Employee”) and MGP Ingredients, Inc. (“Employer”);

WHEREAS, the undersigned employee has been involuntarily downsized as a result of a restructuring;

WHEREAS, MGP Ingredients is making available to the undersigned employee a separation benefit conditioned upon a release of all claims by the undersigned employee; and

WHEREAS, the undersigned employee is not entitled otherwise to any separation benefit and wishes to accept the separation benefit described below.

The undersigned employee agrees as follows:

1. In exchange for the separation benefit described below, Brian Cahill ("Employee") releases and forever discharges MGP Ingredients, Inc., its predecessors, successors, assigns, officers, directors, stockholders, agents, employees, and all related or subsidiary companies or divisions (collectively referred to as "Employer") from all claims, demands, suits, grievances, liabilities, or causes of action of any kind whatsoever now existing including but not limited to those that in any way relate to or are connected with or arise directly or indirectly out of the employment of Employee by Employer or the termination of that employment.

2. The claims released and discharged by Employee as of the date of this Agreement include, but are not limited to, claims that might be asserted under any federal, state or local law, regulation, ordinance, or decision concerning employment, discrimination in employment, or termination of employment including but not limited to:

A.	The Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. sec. 621, et seq.;

B.	The Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. sec. 1001, et seq.;

C.	The Kansas Acts Against Discrimination, as amended, Kan. State. Ann. sec. 44-1001, et seq.;

D.	Title VII of Civil Rights Act of 1964 as amended, 42 U.S.C. sec 2000e, et seq.;

E.	Americans With Disabilities Act, 42 U.S.C. sec. 12101, et seq.:

F.	The Civil Rights Act of 1866, as amended, 42 U.S.C. sec. 1981;

G.	The Civil Rights Act of 1991, 42 U.S.C. sec. 1981a; and

H.	Family and Medical Leave Act.

The claims released and discharged by Employee also include, but are not limited to, any claim that Employer breached any contract, express or implied, with Employee, made any misrepresentations to Employee, discharged Employee in violation of public policy, or acted wrongfully in any way toward Employee.  The claims released and discharged by Employee also include, but are not limited to, any claim relating in any manner to personal injuries, fringe benefits, medical, dental, hospitalization, life, disability, or other insurance benefits, pension or other retirement benefits, and any claims for attorney's fees, reinstatement or rehire.

Employee further agrees not to initiate any legal proceeding on Employee’s behalf against Employer based on any fact or circumstance occurring up to and including the date of the execution by Employee of this Agreement.

Employee's last date of employment will be November 4, 2008.  By this Agreement, Employee waives any claim for reinstatement and agrees not to seek re-employment with Employer at any time in the future.  Employee agrees that any attempt to obtain re-employment following his signing this Agreement will constitute a breach of this Agreement, and that Employer may rely upon such breach in refusing employment, or in discharging Employee from employment.

3. The separation benefit shall be paid after the revocation period for this Agreement has expired and shall be as follows:

a.
Employee shall receive gross compensation of Thirty-nine Hundred Sixty-five Dollars and Thirty-eight Cents ($3,965.38) per week from November 3, 2008 until January 2, 2009.  Employee shall also receive one gross compensation check of Two Hundred Six Thousand Two Hundred Dollars ($206,200.00) payable in January 2009. Compensation checks will be paid at net pay after normal deductions. The above amount is inclusive of accrued vacation that was not paid prior to November 3, 2008.  If Employee does not accept this Agreement, any unpaid accrued vacation will be paid to Employee.

b.
Health Care.  If otherwise eligible, Employee may elect continuing healthcare coverage pursuant to COBRA.  If Employee remains eligible for COBRA, Employer will pay 85% of the family premium through  December 27, 2009.  Employee will be responsible to send his premium monthly unless other arrangements are mutually agreed to.

c.	Retirement. Employee is vested in the ESOP and 401k Plans per the respective plan documents and may take withdrawals per the respective plan documents.

d.	Options. Employee will be permitted to exercise options to the extent permitted under applicable option plans and related awards.

e.
Restricted Stock Incentive Plan.  Notwithstanding the provisions of Attachments 1, 2, 3 and 4, employee will be entitled to receive 52/84 of the award whose performance period ended in 2007; 40/84 of the award whose performance period ended in 2008; 28/84 of the award whose performance period ends in 2009; and 6/60 of the award whose vesting period ends in 2013 during 2009.  Employee waives any claim to additional shares if the performance goals for the award whose performance period ends in 2009 are met.

f.	Outplacement. Employer will provide, at its expense of $15,000.00, an outplacement program from a firm agreed to mutually.

g.	Long Term Care Policy. Employee may continue his long term care policy by paying the premium. Invoice will be sent direct to Employee from the carrier.

h.	Withholding. All payments hereunder will be subject to applicable withholding.

4. Employee is not releasing Employer from any obligation concerning any claim for unemployment compensation Employee may make.  Employer agrees not to protest any unemployment compensation claim if Employee's factual information provided to support the claim is truthful.

5. Employee acknowledges that he continues to be bound by confidentiality obligations as imposed by law or as referenced in the Acknowledgement of and Agreement with Respect to Ongoing Confidentiality Obligations, attached as Attachment 5.

6. Employee further agrees to assist in a smooth transition, to not be disruptive, and to cooperate with Employer concerning this change in employment status.

7. Employee will return on or before November 4, 2008, keys, entry card, mobile phone and other Company property, if any, in his possession.

8. Employee understands and agrees that the provisions of this Agreement and the requirement that the Agreement be signed in order for Employee to receive the separation benefit do not constitute an admission of any liability to Employee and that Employer expressly denies any such liability.

9. Employee does not waive any rights or claims that may arise after the date this Agreement is signed.

10. Employee agrees that prior to December 31, 2009 he will not, without the prior written consent of the Company, (a) represent, approach, solicit, hire or otherwise deal with, directly or indirectly, any customer or any person associated with a customer of the Company with whom he had contact during the period of his employment with Employer regarding the wheat protein, starch or alcohol business ("Business") or (b) employ or retain or solicit for employment or retention by any other person or entity, any employee of the Employer. Employee hereby acknowledges that the remedies at law of the Employer for any breach of Employee’s obligations contained in this Section would be inadequate and the Employer shall be entitled to injunctive relief or any other equitable relief for any violation hereof and Employee, in any equitable proceeding, agrees not to claim that a remedy at law is available to the Employer.

11. Employer hereby advises Employee in writing to consult with an attorney prior to executing this Agreement, and Employee has been given a period of at least 21 days within which to consider this Agreement, but Employee may accept or reject its terms, if he chooses, at any time prior to the expiration of the 21 day period (11/26/08).  For a period of seven days following the signing of this Agreement, Employee may revoke the Agreement and the Agreement shall not become effective or enforceable until the revocation period has expired.

12. Employee certifies that all transactions reportable under Section 16 of the Securities Exchange Act of 1934, as amended, by him in Employer’s stock prior to the date hereof have been reported.

13. Employee acknowledges and agrees that no promise or agreement not expressed in this Agreement has been made; that this Agreement is not executed in reliance upon any statement or representation made by Employer or by any person employed by or representing Employer other than the statements contained in the Agreement itself; that the consideration recited above is the sole and only consideration for this Agreement; and that the terms of this Agreement are contractual and not mere recitals.

Date:  11/08/08
/s/ Brian Cahill
Brian Cahill

/s/ David E. Rindom
Witness

Date:11/18/08                                                                         /s/ David E. Rindom
Authorized Officer
MGP Ingredients, Inc.

Attachment 1 – Agreement as to Award of 6,600 Restricted Shares Dated December 1, 2004 (Incorporated by reference to form of agreement filed as Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2004 (File Number 0-17196).

Attachment 2 -  Agreement as to Award of 13,000 Restricted Shares Dated August 20, 2005 (Incorporated by reference to form of agreement filed as Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2005 (File Number 0-17196).

Attachment 3 - Agreement as to Award of 8,900 Restricted Shares Dated December 6, 2006 (Incorporated by reference to form of agreement filed as Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2006 (File Number 0-17196).

Attachment 4 - Agreement as to Award of 13,072 Restricted Shares Dated August 28, 2008 (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K dated November 18, 2008 to which the attached Agreement is an exhibit)

Attachment 5 – Verification of Receipt, Acknowledgement of and Agreement with Respect to Ongoing Confidentiality Obligations and Code of Conduct – Not Filed.  A copy will be furnished supplementally to the Commisssion upon request.